Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form 8-K-A of our report dated December 8, 2023, relating to the financial statement of N7 Enterprises as of December 31, 2022 and 2021 and to all references to our firm included in this filing.

Certified Public Accountants

Lakewood, CO

December 8, 2023